UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 30, 2010

             TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    (e) On June 30, 2010 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Committee”) of TBS International plc (the “Company”) granted Restricted Share Awards and Bonus Share Awards to Joseph E. Royce, Gregg L. McNelis, Lawrence A. Blatte and Ferdinand V. Lepere as follows:

Grantee	Title	Number of Restricted Shares	Number of Bonus Shares
Joseph E. Royce	President, Chief Executive Officer and Chairman	75,000	72,000
Gregg L. McNelis	Senior Executive Vice President and Chief Operating Officer	75,000	67,000
Lawrence A. Blatte	Senior Executive Vice President	75,000	67,000
Ferdinand V. Lepere	Senior Executive Vice President and Chief Financial Officer	75,000	67,000

    The Committee granted the Restricted Share Awards and Bonus Share Awards under the TBS International Amended and Restated 2005 Equity Incentive Plan.  The Restricted Share Awards will vest 25% on each of the first four anniversaries of the Grant Date, subject to the grantee’s continued employment with the Company.  The Bonus Share Awards were fully vested upon grant.  The Committee also approved the form of Restricted Share Award Agreement and form of Bonus Share Award Agreement that were used for these awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: July 6, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Senior Executive Vice President and Chief Financial Officer